EXHIBIT 31.4

                         RULE 13a-14(a) CERTIFICATION

      I, Christian Storch, Vice President and Chief Financial Officer of Standex International Corporation certify that:

      I have reviewed this Annual Report on Form 10-K/A of Standex International Corporation;

      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  March 9, 2004


/s/  Christian Storch
_______________________________
Christian Storch
Vice President/Chief Financial Officer